Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-118020 on Form S-3 of Block Financial Corporation and Registration Statement Nos. 333-118020-01 and 333-154611 on Form S-3 and Nos. 333-119070, 333-42143, 333-42736, 333-56400, 333-70402, and 333-106710 on Form S-8 of H&R Block, Inc. of our reports dated June 29, 2009, relating to (1) the 2009 and 2008 consolidated financial statements and financial statement schedule and the retrospective adjustments to the 2007 consolidated financial statements of H&R Block, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding H&R Block, Inc.’s adoption of Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” on May 1, 2007) and (2) the effectiveness of H&R Block, Inc.’s internal control over financial reporting as of April 30, 2009, appearing in this Annual Report on Form 10-K of H&R Block, Inc. for the year ended April 30, 2009.
June 29, 2009